AMENDMENT TO

MUTUAL FUND SERVICES AGREEMENT FOR TRANSFER AGENCY SERVICES

This AMENDMENT TO MUTUAL FUND SERVICES AGREEMENT FOR TRANSFER AGENCY SERVICES (“Amendment”) dated as of August 20, 2015, is by and between The Huntington Funds (the “Trust”) and Huntington Asset Services, Inc. (formerly Unified Fund Services, Inc.) (the “Transfer Agent”). This Amendment replaces any previous Amendments entered into by the parties.

W I T N E S S E T H:

WHEREAS, the Trust and the Transfer Agent are parties to that certain Mutual Fund Services Agreement for Transfer Agency Services dated as of June 23, 2006 (such agreement, together with all exhibits, schedules, amendments, modifications, restatements, or other supplements thereto, and any other documents executed or delivered in connection therewith, the “Agreement”); and

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree that Exhibit A to the Agreement is hereby amended, as set forth at Schedule A attached hereto and made a part hereof.

IN WITNESS WHEREOF, this Amendment has been executed as of the date set forth above by a duly authorized officer of each party.

HUNTINGTON ASSET SERVICES, INC.

By:	/s/ R. Jeffrey Young
Name:	R. Jeffrey Young
Title:	President

THE HUNTINGTON FUNDS

By:	/s/ Daniel Brewer
Name:	Daniel Brewer
Title:	President and Chief Executive Officer

SCHEDULE A

EXHIBIT A

MUTUAL FUND SERVICES AGREEMENT

FOR TRANSFER AGENCY SERVICES

Amended as of August 20, 2015

Fund	Share Class
Huntington Money Market Fund	Class A Shares, Institutional Shares, Interfund Shares
Huntington U.S. Treasury Money Market Fund	Class A Shares, Institutional Shares
Huntington Dividend Capture Fund	Class A Shares, Class C Shares, Institutional Shares
Huntington Global Select Markets Fund	Class A Shares, Institutional Shares
Huntington Real Strategies Fund	Class A Shares, Institutional Shares
Huntington Situs Fund	Class A Shares, Class C Shares, Institutional Shares
Huntington Balanced Allocation Fund	Class A Shares
Huntington VA Dividend Capture Fund
Huntington VA Situs Fund

This Exhibit A, amended as of August 20, 2015, is hereby incorporated and made part of the Mutual Fund Services Agreement for Transfer Agency Services dated as of June 23, 2006, between the Trust and Huntington Asset Services, Inc., as amended (the “Agreement”), and replaces any and all prior versions of Schedule A to the Agreement.

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